Exhibit 99.4

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

FORM OF NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of rights (the “Rights”) to purchase shares of common stock (“Common Stock”) of First Federal Bancshares of Arkansas, Inc. (the “Company”) pursuant to the rights offering (the “Rights Offering”) described and provided for in the Company’s registration statement, as amended, and final prospectus dated [•] [•], 2011 (the “Prospectus”), hereby certifies to the Company and Registrar and Transfer Company, as subscription agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus), and on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Oversubscription Privilege (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Right and the corresponding Oversubscription Privilege (without identifying any such beneficial owner), (2) to the extent a beneficial owner exercises its Oversubscription Privilege that beneficial owner’s Basic Subscription Right has been exercised in full, and (3) each such beneficial owner, based upon the representation of such beneficial owner in the applicable Beneficial Owner Election Form, has complied with the overall beneficial ownership limitation of 4.9% of the Company’s outstanding Common Stock (19,302,690 shares of Common Stock outstanding assuming that all of the shares available in the Rights Offering are purchased) as described in the Prospectus, after giving effect to such beneficial owner’s participation in the Rights Offering and taking into account the holdings of its affiliates:

Number of Shares of Common Stock Owned on the Record Date	Rights Exercised Pursuant to Basic Subscription Right	Number of Shares Subscribed For Pursuant to Over- Subscription Privilege
1.
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10.

Provide the following information if applicable:

Depository Trust Company (“DTC”)
Participant Number

Participant Name:

By:

Name:

Title:

DTC Basic Subscription Confirmation Number(s)